Exhibit 99.1

Newton Golf Expects to Report Record 2025 Revenue Results, Exceeding Prior Guidance

Fast Motion success and No. 1 selling shaft position at Club Champion highlight breakout year

CAMARILLO, Calif. — Newton Golf Company (NASDAQ: NWTG) (“Newton Golf” or the “Company”), a technology-forward golf equipment company, today provided a business update highlighting a breakout year in 2025, marked by record revenue performance, expanding market adoption, and increasing validation across the professional golf ecosystem.

During 2025, Newton Golf executed decisively against its long-term strategy, expecting to report full-year revenue that exceeded its previously issued guidance range of $7.0 million to $7.5 million, while strengthening its operating foundation to support continued momentum entering 2026.

Key Highlights from 2025

Revenue and Commercial Momentum

●	Expects to report full-year 2025 revenue that exceeded the Company’s previously issued guidance range of $7.0 million to $7.5 million.

●	Delivered the highest annual revenue performance in the Company’s history.

●	Achieved record single-day sales on Black Friday, reflecting strong consumer demand across key product lines.

●	Continued to grow direct-to-consumer sales, supported by improving marketing efficiency, higher conversion rates, and strong repeat purchase behavior.

Product Innovation and Portfolio Expansion

●	Launched the Fast Motion™ shaft, whose rapid adoption and sustained popularity made it the strongest product introduction in the Company’s history.

●	Expanded the Motion™ shaft family to serve a broader range of player profiles and swing dynamics.

●	Continued to refine proprietary technologies focused on performance, consistency, and customization.

Brand Visibility and Professional Validation

●	Named the No. 1 selling shaft for both drivers and fairway woods at Club Champion in 2025, one of the world’s largest professional club-fitting retailers, reflecting strong adoption among elite fitters.

●	Increased usage of Newton shafts among professionals competing on the PGA TOUR Champions.

●	Achieved multiple wins and high-profile finishes by touring professionals using Newton equipment, reinforcing on-course performance validation.

●	Expanded engagement with golf influencers, professional club fitters, and performance-focused golf communities.

International Expansion

●	Launched NewtonGolf.jp, establishing a direct presence in Japan.

●	Initiated distribution and testing relationships in Japan and South Korea, with early-stage discussions underway in additional international markets.

Operational Progress

●	Scaled manufacturing and operational capabilities to support rising demand.

●	Invested in systems, controls, and infrastructure to support long-term growth as a public company.

●	Maintained a strong focus on gross margin and operating leverage as revenue scales.

Positioning for 2026

Management views 2025 as a foundational year that materially strengthened Newton Golf’s platform. Entering 2026, the Company is focused on accelerating growth through:

●	Launching new premium shaft lines and advancing a robust product roadmap.

●	Expanding distribution through professional club fitters, retail partners, and potential OEM collaborations.

●	Continuing to grow an effective and profitable direct-to-consumer sales channel across all product lines.

●	Building on growing tour presence and third-party validation to drive broader consumer adoption.

●	Maintaining disciplined cost management while scaling revenue.

“2025 was a pivotal year of execution and momentum for Newton Golf,” said Greg Campbell, Executive Chairman and Chief Executive Officer. “We delivered strong revenue performance, expanded our product leadership, and significantly increased brand visibility. As we enter 2026, we believe the foundation we’ve built positions the Company to continue scaling and creating long-term value for shareholders.”

Jeff Clayborne, Chief Financial Officer, added, “Over the past year, we invested deliberately in the infrastructure and operating capabilities required to support a growing business. As revenue continues to scale, we are focused on driving operating leverage, improving margins, and maintaining disciplined and flexible capital allocation to support long-term growth.”

Outlook

Newton Golf enters 2026 with strong momentum, expanding market adoption, and a clear strategic roadmap. Management believes favorable golf participation trends, combined with increasing demand for performance-driven customization, support the Company’s long-term growth opportunity.

Preliminary Financial Results

This press release includes estimated revenue results for the year ended December 31, 2025, which are preliminary, unaudited and represent the most recent current information available to Company management. The Company’s actual results may differ from these estimated revenue results, including the completion of its financial closing procedures and audit.

About Newton Golf Company

Newton Golf Company (NASDAQ: NWTG) is a technology-forward golf equipment company applying physics-based engineering to improve performance, consistency, and control. Its Newton Motion™ and Fast Motion™ shafts are used by professional and amateur golfers worldwide. Newton’s mission is to deliver scientifically engineered equipment that helps golfers of all levels play better.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the future financial performance of Newton Golf Company (the “Company”) and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements.

In some cases, forward-looking statements can be identified by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “potential,” or similar expressions. These forward-looking statements include, but are not limited to, statements regarding the Company’s growth strategy, product innovation and development, expansion of distribution channels, brand adoption among professional fitters and golfers, anticipated market opportunities, and future business prospects.

These forward-looking statements reflect the Company’s current expectations and projections based on information available as of the date of this release and are subject to a number of risks and uncertainties, including, but not limited to, general economic and business conditions; changes in consumer demand and industry trends; competition in the golf equipment market; the Company’s ability to execute its strategic initiatives; supply chain disruptions; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

The Company cautions investors that forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

Contacts

Media Contact:
Beth Gast
BG Public Relations
beth.gast@bgpublicrelations.com

Investor Contact:
Jeff Clayborne
Phone: (855) 563-9866
ir@newtongolfco.com